UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2007

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

On August 9, 2007, we issued a press release announcing our financial results for our fourth fiscal quarter and fiscal year ended June 30, 2007.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and Director

On August 7, 2007, our board of directors appointed Vernon A. LoForti as our President and Chief Executive Officer, replacing Scott McClendon, who was serving as Interim President and Chief Executive Officer.  Upon the recommendation of our nominating and governance committee, Mr. LoForti was also appointed as a member of our board of directors.

Mr. LoForti, 54, has served as our Vice President and Chief Financial Officer since joining us in December 1995.

In connection with his appointment as President and Chief Executive Officer, Mr. LoForti’s annual base salary was increased from $297,750 to $400,000, effective immediately.  Mr. LoForti will also be granted an option to purchase 250,000 shares of our common stock pursuant to our 2003 Equity Incentive Plan.  The option will have a three-year term and an exercise price based on the closing price of our common stock on Monday, August 13, 2007.  The option will vest over one year in equal monthly installments.

We entered into an employment agreement with Mr. LoForti in December 2000.  Other than conforming changes to reflect Mr. LoForti’s new positions and base salary, there will be no material changes to Mr. LoForti’s employment agreement.  Information regarding Mr. LoForti’s employment agreement and other compensatory arrangements with our company is set forth in Exhibit 10.1 to our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2007 (which disclosure is incorporated herein by reference).

Mr. McClendon will remain as our Chairman of our Board.  As Mr. McClendon served as our Interim President and Chief Executive Officer for less than one year, our board of directors, upon the recommendation of our nominating and governance committee, determined that Mr. McClendon qualifies as an independent director under Nasdaq Marketplace Rule 4200(a)(15).  Effective August 7, 2007, Mr. McClendon will again receive the fees paid to our non-employee directors and the fee paid to our Chairman of the Board.

Appointment of Interim Chief Financial Officer

On August 7, 2007, our board of directors appointed Kurt L. Kalbfleisch as our Interim Chief Financial Officer, replacing Mr. LoForti as Chief Financial Officer.

Mr. Kalbfleisch, 41, has been an employee of our company since December 1993, and most recently has served as our Vice President of Finance.  He will continue to serve in that role.  Prior to joining our company, Mr. Kalbfleisch worked as a manufacturing budget analyst for McDonnell Douglas Corporation, a major aerospace manufacturer and defense contractor, from July 1989 to December 1993.

In connection with his appointment as Interim Chief Financial Officer, Mr. Kalbfleisch will be granted an option to purchase 75,000 shares of our common stock pursuant to our 2003 Equity Incentive Plan.  The option will have a three-year term and an exercise price based on the closing price of our common stock on Monday, August 13, 2007.  The option will vest over one year in equal monthly installments.  Mr. Kalbfleisch currently earns an annual base salary of $200,000, which did not change upon his appointment as Interim Chief Financial Officer.  Mr. Kalbfleisch will earn cash bonuses of $10,000 each in October 2007, January 2008, April 2008 and July 2008, subject to his continued employment at our company at those times.

Mr. Kalbfleisch’s employment is at-will and may be terminated by us or him at any time and for any reason, with or without cause.  In July 2007, we entered into our standard form of retention agreement with Mr. Kalbfleisch.  Under this agreement, Mr. Kalbfleisch will receive a severance payment if, within two years of the consummation of a change in control of our company, he is terminated without cause or resigns with good reason. The severance payment would be based upon Mr. Kalbfleisch’s base salary at the time of the consummation of the change in control or the termination date, whatever is higher, plus his target bonus for the year prior to the consummation of the change in control. The retention agreement provides that, upon a change in control, Mr. Kalbfleisch would be entitled to receive an amount equal to his respective base salary plus target bonus. If any portion of any payment under the agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code.  We also entered into our customary form of indemnification agreement with Mr. Kalbfleisch.

Stock Option Grants to Named Executive Officers

On August 7, 2007, our compensation committee determined that Robert J. Scroop, our Vice President, New Product Delivery, and W. Michael Gawarecki, our Vice President, Operations, will be granted options to purchase 75,000 and 100,000 shares, respectively, of our common stock pursuant to our 2003 Equity Incentive Plan.  Each option will have a three-year term and an exercise price based on the closing price of our common stock on Monday, August 13, 2007.  Each option will vest over one year in equal monthly installments.

Item 7.01.                                          Regulation FD Disclosure.

On August 9, 2007, we issued a press release announcing the appointment of Mr. LoForti as President and Chief Executive Officer and the appointment of Mr. Kalbfleisch as Interim Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Press release dated August 9, 2007 announcing the registrant’s financial results for the fourth fiscal quarter and fiscal year ended June 30, 2007 and appointment of new chief executive officer and interim chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: August 9, 2007		/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
President and Chief Executive Officer